AMENDMENT TO APRIL 1996 AGREEMENT

     This Amendment to the April 1996 Agreement ("Amendment") entered into this 23rd day of April, 1997, by and between International Business Machines Corporation, a New York corporation with its principal office at Old Orchard Road, Armonk, New York 10504 ("IBM"), and Accent Color Sciences, Inc., a Connecticut corporation with its principal place of business at 800 Connecticut Boulevard, East Hartford, Connecticut 06108 ("ACS").

     WHEREAS, ACS and IBM entered into an agreement dated April

11, 1996 ("April 1996 Agreement") for the production of certain

Products, as that term is defined in the April 1996 Agreement;

     AND WHEREAS IBM and ACS desire to describe in greater detail the rights and obligations provided for in Section 13.1 of the

April 1996 Agreement, and to provide for an escrow of certain confidential materials;

     NOW THEREFORE, in consideration of the promises set forth

below and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

     Introductory Note:  Attached to this Amendment are three

attachments, which are incorporated into and made a part of this

Amendment:

     A. Key Personnel Skills listing;

     B. Letter dated April 23, 1997 from Spectra, Inc. to ACS;

     C. Technology Escrow Agreement.



     In the event IBM invokes its rights under Article 13.1, the parties agree as follows:

     (The following Key and Description shall apply to the

symbols referred to in Sections I, II and III:



     OD   Operations Directory

     ED   Engineering Directory

     QD   Quality Directory

     ID   Information Technology Directory

     M    MAX System

     C    Cad System

     P    Paper documents

     D    Dynamics System

     FAS  Fixes Asset System)



I.  Business Agreements and Access to Information

     ACS shall provide IBM with:

          A.   A listing of all of its suppliers and shall assign

               all supplier contracts to IBM with the same terms

          and conditions. (E.g. Spectra, Coates and the key

          module suppliers. (P) With regard to Spectra, Inc., see

          Attachment B.)

     B.   The latest detailed manufacturing cost table (M)

          C.   A listing of the key personnel with the skills

          described in Attachment A to this Amendment.(D)

          D.   A listing of the infrastructure required to

          replicate ACS's information technology network systems.

          (P/D)

          E.   A listing of the ACS patents required to

          manufacture the ACS products.(P)

          F.   The test data and documents covering all

          environmental approvals worldwide.(P)



          G.   The latest supply/demand information, a listing of

          all work in process and finished goods inventory and a

          summary of all open purchase orders. (M)



II.  Access to Technical Information and Intellectual Property



     ACS shall provide IBM with:

          A.   An updated listing of machine level control by

          serial number. (ED)

          B.   All functional specifications (ED)

          C.   A complete listing of the bill of material

          highlighting all custom parts and all off the shelf

          parts. (M)

          D.   All assembly drawings and artwork. (C)

          E.   All manufacturing procedures for build, test,

          inspection, debug and final approval, including the key

          vendor modules (QD/OD)

          F.   All quality control procedures covering ACS's

          products and processes. (ED/OD)

          G.   ISO 9001 documentation and procedures (P)

          H.   A listing of all parts and the sources for all

          parts, including all spare parts. (M)

          I.   A copy of all regulatory agency approvals and

          letters of certification. (P)

          J.   A description of plans for future improvements,

          cost reductions and sub-contracts with third parties,

          including the timetable and current status. (ED/OD)

          K.   Engineering change documentation and procedures

          (M/ED)

          L.   Problem logs and a summary of the status of fixes

          in progress (ED)

          M.   Source code for the microcode, firmware,  software

          and production images, with the right to modify the

               source code. (C/P)

          N.   All manufacturing routings (M)

          O.   The procedures for developing, building, testing

          and adjusting the products to be provided under this

          Agreement. (C)

          P.   Next generation engineering specifications and

          parts drawings developed for IBM products. (C)

          Q.   A General Availability level tape, which shall

          remain fixed.



     III.  Right to Assignment and/or Acquisition of Assets



     IBM shall have the right to purchase any of the assets set forth below at fair market value and/or replicate any asset by utilizing the escrowed documents.  In the event that IBM elects to purchase any of these assets, ACS shall be allowed to

replicate them at ACS's expense.

          A.   All inventory, including work in process and

          finished goods to be provided under this Agreement.(M)

          B.   One set of the capital equipment tools, fixtures

          and drawings used to develop, manufacture and test the

          240 and 300 dpi models, including printhead alignment

          tools, alignment tools for input/output paper path

          modules, belt break in fixtures, Print Quality lab

          equipment and its code.  (C)

          C.   All information technology infrastructure required

          to develop and manufacture the Products under this

          Agreement. (P/ID)

     D.   Emergency parts. (N)

          E.   One set of any custom tools and fixtures required

          for IBM or a third party to get into production.

          F.   ACS shall provide IBM a world wide, royalty free,

          non-exclusive license to the ACS patents required to

          manufacture the ACS Products.



     IV.  Disaster Recovery.



     Within sixty (60) days ACS shall enter into a disaster

recovery plan with a third party.  The plan shall include, at a minimum, all of the items listed in this Amendment.







     V.  Failures Caused by Spectra

     In addition to the provisions contained in Attachments B and

C to this Amendment, ACS and IBM agree that IBM will not invoke the provisions of Article 13.1 in the event that ACS's failure to provide Products, Spare Parts and/or Supplies within the

requisite thirty (30) days is: 1) caused by Spectra, and 2)

beyond ACS's reasonable control.



     IN WITNESS WHEREOF, the parties have executed this Amendment to the April 1996 Agreement as of the day and year first set forth above.


                              INTERNATIONAL BUSINESS MACHINES
                              CORPORATION

                              By:   /s/ Gregory F. Fleming

                              Title: Director of Business
                                     Alliances

                              Date:  April 23, 1997




                              ACCENT COLOR SCIENCES, INC.

                              By:   /s/ Richard J. Coburn

                              Title: Chairman

                              Date:  April 23, 1997



                          ATTACHMENT A

                  Key Personnel Skills Listing



   Quantity                      Description

      2          Information Technology Skills (Network
                 Specialist/Application Specialist)

      1          Financial Analyst

      2          Electrical Engineers (Circuit Board Design/
                 Power Design)

      4          Mechanical Engineers (Paper-Path, Printhead
                 Operations, I/O Modules and Manufacturing
                 Engineer covering suppliers)

      1 Print Quality (expertise in printhead and its alignment)

      1          Standards, Safety and Compliance Administrator

      2          Software/Micro Coders (Functional Code/
                 Firmware and Operator Panel expertise)

      1          Service Engineer (Parts/Process and
                 Documentation expertise)

      2          Manufacturing Ass'y Test Technician

      2          Vendor Specialist and Procurement
                 Administrator

      2 Production Planners (Eng. Change Administrator and Production Control Administrator)




                         SPECTRA, INC.
                           Etna Road
                          P.O. Box 68C
                       Hanover, NH 03755




                              April 23, 1997



Mr. Richard J. Coburn, Chairman
Accent Color Sciences, Inc.
800 Connecticut Boulevard
East Hartford, Connecticut 06108

     Re:  Rights of IBM Under OEM Supply Agreement with
          Accent Color Sciences, Inc.

Dear Dick:

      This will confirm and expand on our conversation of yesterday concerning the ability of International Business Machines Corporation ("IBM") to purchase products under the OEM Supply Agreement dated January 8, 1996 between Spectra, Inc. ("Spectra") and Accent Color (the "OEM Supply Agreement") in the event that IBM has become entitled under its agreements with Accent Color to manufacture or have manufactured or distributed by Spectra pursuant to the OEM Supply Agreement.

      We wish to facilitate your arrangements with IBM which are in our mutual interest. To that end, Spectra hereby agrees as follows:

      1. Upon either (a) written notice by IBM and ACS that IBM is properly exercising its rights to manufacture or have manufactured ACS Hardware Products and/or purchase ink from Spectra, or (b) a certified copy of a final arbitration award that states IBM is entitled to exercise those rights, Spectra agrees to supply to IBM those Spectra Products Spectra is supplying to ACS.

      2.    Terms  of supply will be the terms of the OEM  Supply
Agreement, including, without limitation, all applicable license terms, all ink purchase requirements and all forecasting terms, except:

                2.1  "Customer Product" will mean those
          ACS Products being supplied to IBM at the time of notice of exercise.

               2.2  Sections 9.2 and 9.3 will not apply
          to IBM. Spectra will give ACS credit under these sections for product supplied directly to IBM by Spectra provided ACS is also ordering Spectra Products from Spectra under the OEM Agreement for IBM or other customers.


                              Very truly yours,

                              SPECTRA, INC.

                              /s/ Jeffrey B. Miller

                              Jeffrey B. Miller
                              President




                  TECHNOLOGY ESCROW AGREEMENT


     This Technology Escrow Agreement ("Escrow Agreement"), entered into this 23rd day of April, 1997, by and between International Business Machines Corporation, a New York corporation with its principal office at Old Orchard Road, Armonk, New York 10504 ("IBM"), Accent Color Sciences, Inc., a Connecticut corporation with its principal place of business at 800 Connecticut Boulevard, East Hartford, Connecticut 06108 ("ACS"), and Murtha, Cullina, Richter and Pinney, a professional partnership with its principal office at 185 Asylum Street, Hartford, Connecticut 06103 ("MCRP" or "Escrow Agent").

     WHEREAS, ACS and IBM entered into an agreement dated

April 11, 1996 ("April 1996 Agreement") for the purchase of

certain Products, as that term is defined in the April 1996

Agreement;

     AND WHEREAS IBM desires to have access to the technology,

contracts and certain related documents, as set forth in greater detail below, under specified conditions;

     AND WHEREAS the parties wish to use an escrow agent to

facilitate IBM's access to the technology, contracts and certain related documents;

     AND WHEREAS MCRP is willing to act as the Escrow Agent on

behalf of the parties;

     NOW THEREFORE, in consideration of the promises set forth

below and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.



     1.   Definitions.

     1.1  "Confidential Materials" shall mean those items of

software (in object code or source code), drawings, diagrams,

processes, formulas, procedures, patents, specifications, test plans, data, reports, manufacturing documents, manufacturing costs and other materials and documents listed in Sections I and

II of Addendum I and its attachments, dated April 23, 1996, to which this Escrow Agreement is attached.



     2.   Deposit of Confidential Materials.

     2.1  On or before April 30, 1997, ACS will deposit the

Confidential Materials with the Escrow Agent.

     2.2  ACS shall update the Confidential Materials at the end of each month, so that the Confidential Materials reflect the current status of development for and manufacturing information regarding the Products.



     3.   IBM's Right to Inspect Confidential Materials.

     3.1  Upon seven (7) day written notice to ACS and Escrow

Agent, IBM shall have the right to inspect the Confidential

Materials at the office of Escrow Agent.  This inspection shall be for the purpose of determining that the Confidential Materials contain the current status of the technology relating to the

Products.  IBM shall not make any copies of the Confidential

Information, nor make notes in such detail as to allow it to recreate the Confidential Materials or any portion of them.



     4.   Conditions for Release from Escrow.

     4.1  IBM shall be entitled to obtain the Confidential

Materials from the Escrow Agent in the event that ACS shall fail or be unable for any reason to provide Products, Spare Parts and/or Supplies within thirty (30) days following receipt of written notice of default from IBM pursuant to  13.1 of the

April 1996 Agreement; provided, however, that if ACS objects to the release of the Confidential Materials as set forth below, the

Escrow Agent shall not release them and the matter shall be taken to arbitration.

     4.2  Notwithstanding anything to the contrary in Section

4.1, IBM shall not exercise its rights under this Escrow

Agreement in the event that ACS's failure to provide Products,

Spare Parts and/or Supplies within the requisite thirty (30) days is:  1) caused solely by Spectra, or 2) beyond ACS's control.



     5.   Procedure for Release of Confidential Materials.

     5.1  In the event that IBM believes the conditions for

release from escrow have been met, it may send a written "Notice of Default" to Escrow Agent, stating in detail the facts

supporting IBM's demand for the Confidential Materials.  To the extent that IBM relies on any documents, such as purchase orders,

it shall attach the same to its Notice of Default.

     5.2  Upon receipt of the Notice of Default, the Escrow Agent shall send a copy, by certified mail or by overnight delivery,

receipt requested, to ACS.  If ACS disputes IBM's right to

receive the Confidential Materials from escrow, it shall, within ten (10) days following its receipt of the Notice of Default from

Escrow Agent, provide the Escrow Agent with an affidavit signed by an officer of the company stating that no default has

occurred.  Upon receipt of the affidavit, Escrow Agent shall send a copy to IBM and the provisions of Section 6 shall become

applicable.



     6.   Dispute Resolution.

     6.1  In the event that ACS has objected to the release of

the Confidential Materials pursuant to Section 5, IBM and ACS shall refer the matter to binding arbitration before the American

Arbitration Association.  The Commercial Arbitration Rules of the

American Arbitration Association shall apply.  The arbitration panel shall consist of three persons.  IBM and ACS shall each select one arbitrator and the appointed arbitrators shall select a third, who shall be the chair of the panel.  The arbitration shall be held in Hartford, Connecticut.

     6.2  The arbitrators shall be authorized only to determine whether or not the conditions authorizing the release of the

Confidential Materials, as set forth in Section 4, have been met.

If the arbitrators determine the conditions for release have been met, they shall order the Escrow Agent to release the

Confidential Materials to IBM.  The arbitrators may not award damages to either party.

     6.3  The award of the arbitrators may be entered into any

court having competent jurisdiction.

     6.4  Each party shall be responsible for its own attorneys fees.  The parties shall each pay one-half of the cost of the arbitration.



     7.   IBM's Right to Use Confidential Materials.

     7.1  In the event that IBM obtains the Confidential

Materials from escrow, its right to use them shall be as set forth in the April, 1996 Agreement and its Addendum I.



     8.   Appointment of Escrow Agent.

     8.1  IBM and ACS hereby appoint Murtha, Cullina, Richter and

Pinney to act as Escrow Agent.

     8.2  IBM and ACS acknowledge that MCRP has agreed to act as

Escrow Agent as an accommodation to them because of their need to have an Escrow Agreement in place on or before April 25, 1997.

It is the intent of IBM and ACS that a third-party escrow agent shall be selected within thirty to sixty days to replace MCRP.

     8.3  IBM expressly acknowledges that MCRP is general counsel to ACS and is involved in negotiating the agreements between ACS and IBM.  In the event that IBM and ACS shall become involved in arbitration or litigation involving this Escrow Agreement or any other agreement or matter between them, IBM expressly waives any conflict of interest that MCRP might otherwise have by virtue of its role as Escrow Agent.  In the event of any such litigation or arbitration, IBM expressly consents to MCRP acting as counsel to

ACS adverse to IBM.

     8.4  MCRP shall act as Escrow Agent without compensation.



     9.   Term.

     9.1  This Escrow Agreement shall remain in effect until the earlier of the appointment of another escrow agent by IBM and

ACS, or July 1, 1997.

     9.2  In the event that another escrow agent is appointed,

MCRP shall arrange for the shipment of the Confidential Materials to the new escrow agent.  The parties shall be liable for the cost of shipment.



     10.  Limitation on Escrow Agent's Responsibility and

Liability.

          a.   The Escrow Agent shall not be obligated or

required to examine or inspect the Confidential Materials.  The

Escrow Agent's obligation for safekeeping shall be limited to providing the same degree of care for the Confidential Materials as it maintains for its valuable documents and those of its

clients.  However, the parties agree and acknowledge that the

Escrow Agent shall not be responsible for any loss or damage to any of the Confidential Materials due to changes in such

atmospheric conditions (including, but not limited to, failure of the air conditioning system), unless such changes are proximately caused by the gross negligence or malfeasance of the Escrow

Agent.  If the Confidential Materials are damaged in any way,

ACS shall immediately upon notice from the Escrow Agent provide the Escrow Agent with an undamaged copy of the Confidential

Materials.

          b.   The Escrow Agent shall be protected in acting upon

any written notice, request, waiver, consent, receipt, or other paper or document furnished to it, and may assume its due

execution and the validity and effectiveness of its provisions.

          c.   In no event shall the Escrow Agent be liable for

any act or failure to act under the provisions of this Escrow

Agreement, except where its acts are the result of its gross negligence or malfeasance.  The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, or rescission of this Escrow Agreement, unless in writing received by it, and, if its duties under this Escrow Agreement are

affected, unless it shall have given its prior written consent thereto.

          d.   The parties to this Agreement hereby jointly and

severally indemnify the Escrow Agent against any loss, liability,

or damage (other than any caused by the gross negligence or

malfeasance of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from and in connection with the performance of its duties under this Agreement.



     11.  Waiver, Amendment, or Modification

     This Escrow Agreement shall not be waived, amended, or

modified except by the written agreement of all the parties

hereto.  Any invalidity, in whole or in part, of any provision of this Escrow Agreement shall not affect the validity of any other of its provisions.



     12.  Notifications regarding this Escrow Agreement shall be sent to:  Greg Flemming, Director of Business Alliances, 6300

Diagonal Highway, Boulder, Colorado 60301; Norman Milliard,

President, Accent Color Sciences, Inc., 800 Connecticut

Boulevard, East Hartford, Connecticut 06108; and Willard F.

Pinney, Esq., Murtha, Cullina, Richter and Pinney, CityPlace I,

185 Asylum Street, Hartford, Connecticut 06103.



     13.  This Escrow Agreement shall be governed by the laws of the State of Connecticut, without regard to its choice of law provisions.



     IN WITNESS WHEREOF, the parties have executed this Escrow
Agreement as of the day and year first set forth above.


Attest                        INTERNATIONAL
                              BUSINESS MACHINES CORPORATION

                              By:       Gregory F. Flemming

                              Title:Director Business Alliances



                              ACCENT
                              COLOR SCIENCES, INC.

                              By:    Richard J. Coburn

                              Title: Chairman




                              MURTHA,
                              CULLINA, RICHTER AND PINNEY


                              By:     Willard F. Pinney, Jr.
                              Title:  Partner